Child, Sullivan & Company
A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D, Kaysville, U T 84037	PHONE: (801) 927-1337 FAX: (801) 927-1344

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-111635) of our report dated March 16, 2004 on our audits of the financial statements of Rolfe Enterprises, Inc., as of December 31, 2003 and 2002.

Child, Sullivan & Company

Child, Sullivan & Company
Kaysville, Utah
April 28, 2004